Exhibit 10.2
July 16, 2007
James Alling
[Address]
[Address]
Dear Jim:
Thank you for your contributions to the Company’s success and congratulations on your position as president, Starbucks Coffee International reporting to Martin Coles at Starbucks Coffee Company. I value your passion for the organization and look forward to you beginning your new role on September 4, 2007.
Here are the specifics of your offer:
You will continue to be paid bi-weekly at a base salary that annualizes to $600,000.
Executive Management Bonus Plan
You will continue to be eligible to participate in the Executive Management Bonus Plan, and your bonus target will continue to be 65% of your eligible base salary. For fiscal year 2007, your bonus will be based on achievement of company, business unit and individual performance goals as set at the beginning of the fiscal year. For fiscal year 2008, your bonus will be based on achievement of company, business unit and individual performance goals to be set at the beginning of fiscal 2008. We will provide you with more information about the bonus plan and a copy of the plan documents. Starbucks reserves the right to review, change, amend, or cancel incentive plans at any time.
Management Deferred Compensation Plan
You will continue to be eligible to participate in the Management Deferred Compensation Plan (MDCP) because you are on our U.S. payroll and meet the eligibility criteria. The MDCP provides eligible partners with the opportunity to save on a tax-deferred basis. If you have questions about the MDCP, please contact the Starbucks Savings Team at savings@starbucks.com. You may obtain more information about the MDCP on the Savings link at http://LifeAt.sbux.com.

James Alling
July 16, 2007

Executive Life Insurance
As an executive, you and your family have a greater exposure to financial loss resulting from your death. You will continue to receive partner life coverage equal to three times your annualized base pay, paid for by Starbucks. You may purchase up to an additional two times your annualized base pay (for a total of five times pay) to a maximum life insurance benefit of $2,000,000.
Executive Physical Exam
You will continue to be eligible to participate in Starbucks executive physical program. If you have questions about this physical, please contact Kelley Hardin at (206) 318-7756.
Benefits
To understand how your new role may affect your benefits, please contact the Starbucks Partner Contact Center at 1-866-504-7368 or your Partner Resources generalist. Please note that although it is Starbucks intent to continue these plans, they may be amended or terminated at any time without notice
Insider Trading
As an executive, with access to sensitive business and financial information about the Company, you will continue to be prohibited from trading Starbucks securities (or, in some circumstances, the securities of companies doing business with Starbucks) from time to time in accordance with the Company’s Insider Trading Policy and Blackout Procedures.
Coffee Hedging
As an officer of the Company, a member of the Coffee Management Group, or a partner involved in coffee procurement and trading on behalf of the Company, you are prohibited from trading in coffee commodity futures for your own account. If you have further questions, please contact your Partner Resources generalist.
As a condition of your new role, you are asked sign a Non-Competition Agreement. Enclosed are two copies. Please review and sign both copies of the Non-Competition Agreement and this letter, and return one copy of each document to Brenda Robinson.
In your position, you will remain employed ‘at will,’ meaning that either you or your employer can end the employment relationship at any time, for any reason not prohibited by law.

James Alling
July 16, 2007

On behalf of the entire team, I wish you the best in your new role and look forward to your continued success. If you have any questions, please call me at 206-318-8575.

Warm regards,
/s/ Jim Donald
Jim Donald
president & chief executive officer Enc. Non-Competition Agreement

I accept employment with Starbucks Corporation, and its wholly owned subsidiaries, according to the terms set forth above.

/s/ James Alling	July 16, 2007

James Alling	Date